Exhibit 99.4
                               TRENWICK GROUP INC.
                                     AMENDED
                            1996 RB STOCK OPTION PLAN
                           RESTRICTED STOCK AGREEMENT

AGREEMENT made as of the 1st day of August, 1996, (the "Agreement") by and between Trenwick Group Inc., a Delaware corporation ("the Company") and Robert
E. Brownley ("Brownley").

WHEREAS, concurrently herewith Brownley is entering into an agreement with the Company's subsidiary Trenwick America Corporation pursuant to which he will serve as a consultant to the Claims Department of that corporation's subsidiary Trenwick America Reinsurance Corporation ("TARCO");

WHEREAS, the Company desires to increase the incentive of Brownley to exert his utmost efforts to serve TARCO in such consulting capacity;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants to Brownley shares of common stock of the Company upon the following terms and conditions:

1. GRANT OF SHARES

The Company hereby grants to Brownley 3,584 restricted shares of common stock, par value $.10 per share, of the Company (the "Shares").

2.   VESTING OF SHARES; RIGHTS

(a) The Shares shall vest in accordance with the following schedule:

Number of Shares                                 Vesting Date

     400                                           2/15/97
     550                                           2/15/98
   1,634                                           2/15/99
     250                                           2/15/00
     250                                           2/15/01
     250                                           2/15/02
     250                                           2/15/03

(b) Notwithstanding the foregoing, one hundred percent (100%) of the Shares shall immediately be vested upon (i) Brownley's death, or (ii) the occurrence of a "Change of Control," which shall be deemed to have occurred at such time as:

(A) Any person within the meaning of Section 16(d) of the Securities Exchange Act of 1934 (the "Act"), other than the Company, a subsidiary or any employee benefit plan(s) sponsored by the Company or any subsidiary is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of fifty percent (50%) or more of the Company's issued and outstanding shares of common stock, or of shares of capital stock at any time issued by the Company representing fifty percent (50 %) or more of the voting rights of all shares of stock issued by the Company;

(B) Individuals who constitute the Board of Directors of the Company on the date hereof cease for any reason to constitute a majority at least thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least three-quarters of the directors comprising the Board of Directors of the Company on the date hereof (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such person were a member of the Board of Directors of the Company on the date hereof;

(C) The Company consolidates with, or merges into, any other person (other than a subsidiary of the company), and the Company is not the continuing or surviving corporation of such consolidation or merger;

(D) Any person (other than a subsidiary of the Company) consolidates with, or merges with and into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger, and, in connection with such consolidation or merger, all or part of the outstanding shares of common stock of the Company are changed into or exchanged for stock or other securities of any other person or cash or any other property;

(E) The Company sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) in one transaction or in a series of related transactions, assets or earning power aggregating more than fifty percent (50 %) of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any person or persons (other than the Company or its subsidiaries); or

(F) Any person commences a tender offer (as defined in Rule 14d-2 promulgated under the Act) for fifty percent (50%) or more of the Company's outstanding shares of common stock.

(c) Subject to Section 3 below, Brownley shall have all rights relating to the Shares, whether or not fully vested, including the right to vote and receive dividends.

3.   NON-ASSIGNABILITY OF UNVESTED SHARES

No unvested Shares may be transferred, given, granted, sold, exchanged, pledged, assigned or otherwise encumbered or disposed of.

4.   REGISTRATION OF SHARES

Not later than the earliest date on which any of the Shares vest, Trenwick shall file and maintain an effective Form S-8 Registration Statement under the Securities Act of 1933, as amended, with respect to the Shares.

5.   ISSUANCE OF SHARES; POWER OF ATTORNEY

(a) Within thirty (30) days of the date of this Agreement, the Company shall cause its transfer agent to issue a certificate registered in Brownley's name evidencing the Shares granted hereunder. Such certificate and any other certificate for unvested Shares issued pursuant to paragraph (b) below shall be retained by the Company and shall bear a legend stating that the Shares represented thereby are subject to the provisions of this Agreement. The Company may place a "stop transfer" order with its transfer agent as to such unvested Shares.

(b) Within thirty (30) days after each date on which Shares vest hereunder, the Company shall surrender the appropriate certificate or certificates representing such unvested Shares to its transfer agent and cause its transfer agent to cancel such certificate and to issue and remit to Brownley (or, if applicable, to his estate) a new certificate registered in Brownley's name representing the Shares vesting on such date and to issue and remit to the Company a new certificate registered in Brownley's name representing any remaining unvested Shares.

(c) Brownley hereby constitutes and appoints the Company as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him in his name, place and stead, in any and all capacities to take all actions and to execute all instruments necessary and proper to carry out the issuance of the Shares hereunder.

6.   ADJUSTMENTS OF SHARES

In the event of a change in the number of outstanding shares of the Company's common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, rights offering, change in the corporate structure of the Company or otherwise, the Board of Directors shall make appropriate adjustments in order to prevent the dilution or enlargement of the rights of Brownley hereunder.

7. BINDING EFFECT

Except as herein otherwise expressly  provided,  this Agreement shall be binding
upon  and  inure  to  the   benefit  of  the   parties   hereto,   their   legal
representatives, successors and assigns.

8. GOVERNING LAW.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

9. CANCELLATION AND SUBSTITUTION OF OPTIONS UPON BUSINESS COMBINATION.

Notwithstanding anything to the contrary contained in the Plan, at the "Effective Time" (as defined in the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization among LaSalle Re Holdings Limited, LaSalle Re Limited, the Company and Trenwick Group Ltd., formerly Gowin Holdings International Limited ("Trenwick Bermuda") dated as of March 20, 2000 (the "Business Combination Agreement")), each outstanding Option under the Plan, whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, an equivalent number of "New Holdings Shares" (as defined in the Business Combination Agreement).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

TRENWICK GROUP INC.


By:  /s/ James F. Billett, Jr.                           /s/ Robert E. Brownley
    --------------------------                           -----------------------
    Chairman, President and                              Robert E. Brownley
    Chief Executive Officer